SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2009

          Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-11808	59-2219994
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 Main Street, Suite 3100, Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 817-820-7080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On September 17, 2009, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, BIO Acquisition, Inc., a wholly-owned subsidiary of the Company (BIO), BioPharma Management Technologies, Inc. (“BioPharma”) and its majority shareholders pursuant to which, BIO merged with and into BioPharma and BioPharma emerged from the merger as the surviving corporation and a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, (i) each outstanding share of the capital stock of BioPharma were converted into the right to receive an aggregate of 4,500,000 shares of the Company’s common stock. No material relationship existed between the Company and BioPharma, or any affiliate, director, or officer of the Company, or any associate of any such director or officer. The foregoing description is not a description of all of the material terms of the transaction. You should read the documents that are attached as exhibits to this report for a more complete understanding of the transaction.

Item 2.01     Completion of Acquisition or Disposition of Assets.

See Item 1.01

Item 3.02     Unregistered Sales of Equity Securities

See Item 1.01

Item 9.01 Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired.

No financial statements are filed herewith. The Company will file financial statements by amendment hereto not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b)     Pro forma financial information.

No pro forma financial statements are filed herewith. The Company will file pro forma financial statements by amendment hereto not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(c)     Exhibits.

The following is a list of exhibits filed as part of this Current report on Form 8-K:

2.1

Agreement and Plan of Merger, dated as of September 17, 2009, by and among BioPharma Management Technologies, Inc., a Texas corporation, Wound Management Technologies, Inc., a Texas corporation, BIO Acquisition, Inc., and the undersigned shareholders.

99.1	Press Release dated September 17, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wound Management Technologies, Inc.
Date: September 18, 2009
/s/Scott A. Haire
Scott A. Haire, Chairman of the Board,
Chief Executive Officer
And President (Principal Financial
Officer)